Exhibit 99.1

RITTER PHARMACEUTICALS, INC. PRICES $23,000,000 PUBLIC OFFERING

Los Angeles, California, September 29, 2017 – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a leading developer of novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases with an initial focus on developing the first FDA approved treatment for lactose intolerance, today announced the pricing of an underwritten public offering with expected total gross proceeds of approximately $23,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consist of (i) Class A Units consisting of 34,550,000 shares of our Common Stock and Warrants to purchase 34,550,000 shares of Common Stock, and (ii) Class B Units consisting of 9,180 shares of our Series A Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 22,950,000 shares of Common Stock, and Warrants exercisable for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible. The Warrants will have an exercise price of $0.44, will be exercisable upon issuance and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase additional shares of Common Stock and/or additional Warrants to purchase shares of Common Stock, in amounts up to 15% of the Common Stock, Warrants and/or Common Stock issuable upon conversion of the Series A Preferred included in the Class B Units sold in the offering.

The offering is expected to close on October 3, 2017, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on September 28, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. Its lead product, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. The Company is further exploring the functionality and discovering the therapeutic potential gut microbiome changes may have on treating/preventing a variety of conditions including: gastrointestinal diseases, immuno-oncology, metabolic, and liver disease.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. Management believes that these forward-looking statements are reasonable as and when made. However, such statements involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of certain risks and uncertainties affecting Ritter Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2016 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Ritter Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contact

Ellen Mochizuki

310-203-1000

ellen@ritterpharma.com